FOR IMMEDIATE RELEASE

Friday, January 19, 2001

Contact:    David G. Ratz, Chief Administrative Officer
            (740) 286-3283

OAK HILL FINANCIAL REPORTS FOURTH QUARTER 2000 RESULTS

JACKSON, OHIO -- Oak Hill Financial, Inc. (Nasdaq NMS: OAKF) today reported net earnings from operations for the three months ended December 31, 2001 of $1,586,000, or $.31 per diluted share, which was in line with the company's previously released earnings estimate. The fourth quarter 2000 operating earnings, which exclude restructuring and non-recurring charges of $369,000, or $.07 per share, compare to the $1,838,000, or $.34 per diluted share, in operating earnings that the company recorded for the quarter ended December 31, 1999.

For the fiscal year ended December 31, 2000, Oak Hill Financial recorded net earnings from operations of $6,691,000, or $1.28 per diluted share, as compared to the $7,329,000, or $1.36 per diluted share, in operating earnings for fiscal 1999. Results for the three and twelve months ended December 31, 1999 exclude charges related to Oak Hill Financial's October 1, 1999 merger with Towne Financial Corp.

Oak Hill Financial experienced substantial growth during 2000. The company's total assets ended the year at $694.6 million, an increase of 16.0% over the $598.9 million in assets recorded at December 31, 1999. Net loans at December 31, 2000 were $599.1 million, up 17.9% from December 31, 1999.

Reviewing the fourth quarter and the 2000 fiscal year, Oak Hill Financial President and CEO John D. Kidd said, "We're very pleased with our growth, and our expanding customer base will serve us very well in the future. However, higher funding costs kept pressure on the net interest margin all year and, as a result, our earnings were off. "

Looking forward, Kidd added, "We are very optimistic about 2001 and beyond. We expect improvement in all areas. Interest rates are coming down, and we are going to leverage that by restructuring our funding. Non-interest income is going up, and operating expenses are stable. We've got growth momentum, and we believe this is going to be a good year for us."

KEY ISSUE REVIEW AND OUTLOOK

NET INTEREST MARGIN - Net interest margin for the fourth quarter was 3.87%, a slight change from the 3.89% posted in the third quarter. The magnitude of the fourth quarter change in net interest margin was far less than the decline from 4.16% in the second quarter to 3.89% in the third quarter, and the net interest margin was well above management's previously announced fourth quarter "floor" estimate of 3.75%. Pressure on the margin is mitigating rapidly due to declining rates and management's efforts to restructure the company's funding as liabilities mature. As a result, management believes that the net interest margin will begin to increase and should be at or above 3.95% for the first quarter of 2001.

TOWNE BANK - Towne Bank became part of Oak Hill Financial with the October 1, 1999 acquisition of Towne Financial Corp. and the conversion of its subsidiary, Blue Ash Building and Loan, from a thrift to a commercial bank. Towne Bank had considerable loan growth in 2001, particularly in higher-yielding commercial and commercial real estate loans. The net interest margin at Towne Bank suffered from very high retail deposit rates in the suburban Cincinnati market in which it competes. With various initiatives to drive performance and the benefit of lower interest rates, management reiterates its expectation of significant improvement in Towne Bank's profitability by the end of the second quarter of 2001.

STOCK REPURCHASE - Under a stock repurchase plan announced on April 11, 2000, Oak Hill Financial had repurchased 253,570 shares of its common stock through December 31, which represents 79.2% of the 320,000 shares authorized for the buyback program. Management believes that continuing the program will increase long-term shareholder value. Therefore, the company has extended the repurchase program until June 30, 2001 or until the entire amount of shares authorized has been repurchased, whichever is earlier.

INVESTMENT RESTRUCTURING -- Oak Hill Financial announced in September a plan to restructure its investment portfolio, under which investment securities were to be replaced with quality, higher-yielding instruments. Approximately $21 million in investments have been sold and replaced, resulting in an after-tax charge of $248,000 in the fourth quarter.

ASSET IMPAIRMENT - During the fourth quarter, Oak Hill Financial incurred an after-tax impairment charge of $121,000 to reflect a reduction in the book value of a former branch building. The building is currently for sale, and the impairment is due to a title defect.

OPERATING EXPENSES - Non-interest expense was 2.40% of average assets for the fourth quarter, which was in line with management's expectations. Management anticipates that non-interest expenses will range from 2.30% to 2.40% in 2001.

NON-INTEREST INCOME - Non-interest income from operations in the fourth quarter was $754,000, an increase of 15.3% over the third quarter of 2000 and 35.9% over the fourth quarter of 1999. Management attributes the growth in non-interest income to increases in certain fees and charges, more aggressive collection of existing service charges, and growth in the company's alternative investment program. For 2001, the company is pursuing further increases in non-interest income through these means plus other annual service charge adjustments and growth in fee-producing commercial banking products such as ACH and cash management. Also, management believes that lower interest rates create an opportunity to significantly increase its secondary market lending, which in previous low-rate environments has produced substantial non-interest income for the company. The company has the resources and experienced personnel in place to take advantage of increased demand for refinancings and other mortgage loans.

ASSET QUALITY - The company's asset quality improved during the fourth quarter as the nonperforming loans/total loans and nonperforming assets/total assets ratios decreased from 0.62% and 0.57%, respectively, at September 30 to 0.47% and 0.45%, respectively, at December 31. Of the non-performing loan ratio, approximately 0.22% represents a single commercial real estate loan. Management believes that the company is very well-secured on this loan, and no charge-off or write-down is expected. Net charge-offs in the fourth quarter were 0.06% of total loans, which was consistent with management's expectations. At this point, management does not anticipate significant changes in asset quality in the first quarter of 2001.

OVERALL STRATEGY - Oak Hill Financial will continue to pursue adjustable-rate commercial loans, commercial real estate loans and residential mortgage loans; fixed-rate residential mortgage loans for sale in the secondary market; and consumer loans. Management believes that commercial and commercial real estate loans hold the greatest potential for growth and margin improvement within its bank subsidiaries, and the year 2001 emphasis will be on these products.

ASSET/LOAN GROWTH - As stated in a previous release, the company's objectives for 2001 call for approximately 12% growth in loans and assets, which is below the rate of growth for the year 2000. Management believes that the 12% target will strike the correct balance between maintaining the company's growth momentum, which is viewed as a key to its long-term success, and supporting the net interest margin through less-aggressive pricing of loans and deposits. However, if current trends in interest rates continue, management believes that it may be possible to pursue -- and attain -- a higher asset growth rate while still achieving the company's net interest margin and earnings objectives.

EXPANSION - The company's Action Finance subsidiary has already opened one new consumer finance office in 2001, and another is scheduled to open before the end of the first quarter. Also in 2001, the company expects to open one full-service branch banking office (which is currently under construction) and one bank loan production office.

ESTIMATES - Oak Hill Financial had previously estimated that 2001 earnings per share from operations would be in the range of $1.35 to $1.45 per share. Based on the company's current condition and management's expectations of improved operating effectiveness and favorable interest rate trends, management has increased its estimate of earnings per share for 2001 to a range of $1.40 to $1.50, excluding any securities gains or losses or other non-recurring items.

Oak Hill Financial is a community bank holding company headquartered in Jackson, Ohio. Its subsidiaries, Oak Hill Banks, Towne Bank, and Action Finance Company, operate 23 full-service banking offices, three bank loan production offices, and five consumer finance offices in 15 counties across southern Ohio.

FORWARD-LOOKING STATEMENTS DISCLOSURE

This release contains certain forward-looking statements related to the future performance and condition of Oak Hill Financial, Inc. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the company's current condition and management's understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the company's future results are set forth in the periodic reports and registration statements filed by the company with the Securities and Exchange Commission.

                                      Oak Hill Financial, Inc.
                                   January 19, 2001 Press Release
                            SELECTED CONSOLIDATED FINANCIAL INFORMATION
                               (in thousands, except per share data)

                                                         FOR THE                              AT OR FOR THE
                                                THREE MONTHS ENDED DECEMBER 31,        TWELVE MONTHS ENDED DECEMBER 31,
                                                    2000                1999                 2000               1999
                                                           (unaudited)                            (unaudited)
SUMMARY  OF  FINANCIAL  CONDITION

Total assets                                                                                $ 694,637          $ 598,921
Interest bearing deposits
    and federal funds sold
                                                                                                  442              4,144
Investment securities
                                                                                               61,270             53,338
Loans receivable -- net
                                                                                              599,086            507,969
Deposits
                                                                                              562,617            488,880
Federal Home Loan Bank
    advances and other borrowings
                                                                                               77,595             60,853
Stockholders' equity
                                                                                               49,896             47,724


SUMMARY OF OPERATIONS(1)(2)

Interest income                                     14,907               11,835                54,578             45,250
Interest expense                                     8,462                6,058                29,510             22,419
                                                  --------             --------              --------           --------
    Net interest income                              6,445                5,777                25,068             22,831

Provision for loan losses                              697                  560                 2,263              1,748
                                                  --------             --------              --------           --------
    Net interest income after
    provision for loan losses                        5,748                5,217                22,805             21,083

Gain on sale of loans                                    2                   10                    89                477
Other non-interest income                              754                  555                 2,610              2,116
Non-interest expense                                 4,118                3,019                15,449             12,671
                                                  --------             --------              --------           --------
    Earnings before federal income taxes             2,386                2,763                10,055             11,005

Federal income taxes                                   800                  925                 3,364              3,676
                                                  --------             --------              --------           --------

Net earnings                                      $  1,586              $ 1,838               $ 6,691            $ 7,329
                                                  ========             ========               =======            =======

                                      Oak Hill Financial, Inc.
                                   January 19, 2001 Press Release
                            SELECTED CONSOLIDATED FINANCIAL INFORMATION
                               (in thousands, except per share data)

                                                         FOR THE                              AT OR FOR THE
                                                THREE MONTHS ENDED DECEMBER 31,        TWELVE MONTHS ENDED DECEMBER 31,
                                                    2000                1999                 2000               1999
                                                           (unaudited)                            (unaudited)
PER  SHARE  INFORMATION

Basic earnings per share(3)                                $ 0.24               $ 0.20                $ 1.21             $ 0.77
                                                           ======               ======                ======             ======
Diluted earnings per share(4)                              $ 0.24               $ 0.20                $ 1.21             $ 0.76
                                                           ======               ======                ======             ======
Dividends per share(3)                                     $ 0.11               $ 0.10                $ 0.41             $ 0.34
                                                           ======               ======                ======             ======
Book value per share                                                                                  $ 9.77             $ 8.97
                                                                                                      ======            ======

SELECTED OPERATING PERFORMANCE RATIOS(1)(2)(5)

Basic earnings per share(3)                                $ 0.31               $ 0.35                $ 1.28             $ 1.39
                                                           ======               ======                ======             ======
Diluted earnings per share(4)                              $ 0.31               $ 0.34                $ 1.28             $ 1.36
                                                           ======               ======                ======             ======
Return on average assets                                     0.92%                1.23%                 1.04%              1.25%
Return on average equity                                    12.78%               15.30%                13.70%             15.23%
Non-interest expense to average assets                       2.40%                2.02%                 2.41%              2.15%
Dividend payout ratio                                       34.81%               29.32%                31.83%             24.45%


OTHER STATISTICAL  AND  OPERATING  DATA(5)

Net interest margin                                          3.87%                4.02%                 4.04%              4.16%
Total allowance for loan losses
    to nonperforming loans                                                                            250.81%            192.40%
Total allowance for loan losses
    to total loans                                                                                      1.19%              1.19%
Nonperforming loans to total loans                                                                      0.47%              0.62%
Nonperforming assets to total assets                                                                    0.45%              0.56%
Net charge-offs to average loans                             0.06%                0.08%                 0.22%              0.19%
Equity to assets at period end                                                                          7.18%              7.97%


(1) Does not include $1.1 million and $4.8 million, pre-tax, merger-related and restructuring charges for the three and twelve months ended December 31, 1999, respectively.

(2) Does not include $375,000 and $184,000, pre-tax, securities losses and asset impairment charges, respectively, for the three months ended
    December 31, 2000, and $381,000 and $184,000, pre-tax, securities losses and asset impairment charges, respectively, for the twelve months ended December 31, 2000.

(3) Based on 5,123,853, 5,229,007, 5,297,535, and 5,290,140 weighted-average shares outstanding for the three and twelve month periods ended December 31, 2000, and December 31, 1999, respectively.

(4) Based on 5,132,255, 5,230,056, 5,386,798, and 5,403,087 weighted-average shares outstanding for the three and twelve month periods ended December 31, 2000, and December 31, 1999, respectively.

(5) Annualized where appropriate.

                                      Oak Hill Financial, Inc.
                                   January 19, 2001 Press Release
                            SELECTED CONSOLIDATED FINANCIAL INFORMATION
                               (in thousands, except per share data)

                                                                FOR THE                                 AT OR FOR THE
                                                   THREE MONTHS ENDED DECEMBER 31, 2000       TWELVE MONTHS ENDED DECEMBER 31, 2000
                                                              (unaudited)                                (unaudited)
SUPPLEMENTAL DETAIL

BALANCE SHEET - ASSETS

Cash and cash equivalents                                                                                     13,301
Trading account securities                                                                                         -
Securities available for sale                                                                                 56,323
Held to maturity securities                                                                                    4,947
Other securities                                                                                               4,981
Total securities                                                                                              66,251
Total cash and securities                                                                                     79,552
Loans and leases held for investment(1)                                                                      605,136
Loans and leases held for sale(1)                                                                                183
Total loans and leases(1)                                                                                    605,319
Loan loss reserve                                                                                              7,197
Goodwill                                                                                                         249
Other intangibles                                                                                                  -
Total intangible assets                                                                                          249
Mortgage servicing rights                                                                                        964
Purchased credit card relationships                                                                                -
Other real estate owned                                                                                          232
Other assets                                                                                                  15,518
Total assets                                                                                                 694,637

BALANCE SHEET - LIABILITIES

Deposits                                                                                                     562,617
Borrowings                                                                                                    72,595
Other liabilities                                                                                              4,529
Total liabilities                                                                                            639,741
Redeemable preferred stock                                                                                         -
Trust preferred securities                                                                                     5,000
Minority interest                                                                                                  -
Other mezzanine level items                                                                                        -
Total mezzanine level items                                                                                    5,000
Total liabilities and mezzanine                                                                              644,741


(1) Data is net of discount, gross of reserve.

                                      Oak Hill Financial, Inc.
                                   January 19, 2001 Press Release
                            SELECTED CONSOLIDATED FINANCIAL INFORMATION
                               (in thousands, except per share data)

                                                                FOR THE                                 AT OR FOR THE
                                                   THREE MONTHS ENDED DECEMBER 31, 2000       TWELVE MONTHS ENDED DECEMBER 31, 2000
                                                              (unaudited)                                (unaudited)
SUPPLEMENTAL DETAIL (CONTINUED)

BALANCE SHEET - EQUITY

Preferred equity                                                                                                   -
Common equity                                                                                                 49,896
MEMO ITEM: Net unrealized gain (loss) on
  securities held for sale (FASB 115 adjustment)                                                                (84)
EOP shares outstanding(1)                                                                                  5,108,856
Options outstanding                                                                                          713,301
Treasury shares held by company                                                                              304,470


Repurchase plan announced?                                        No                                           Yes
# of shares to be repurchased in plan                          320,000                                       320,000
# of shares repurchased during period                           36,775                                       253,570
Average price of repurchased shares                              15.31                                         15.48

INCOME STATEMENT

Interest income                                                 14,907                                        54,578
Interest expense                                                 8,462                                        29,510
Net interest income                                              6,445                                        25,068
Net interest income (FTE)                                        6,475                                        25,178
Provision for loan losses                                          697                                         2,263
Nonrecurring income                                                -                                             -
Nonrecurring expense                                               -                                             -
Trading account income                                             -                                             -
Foreign exchange income                                            -                                             -
Trust revenue                                                      -                                             -
Service charges on deposits                                        433                                         1,513
Gain on sale of loans                                                2                                            89
Loss on investment securities transactions                        (375)                                         (381)
Other noninterest income                                           321                                         1,097
Total noninterest income                                           381                                         2,318


(1) Excludes treasury shares.

                                      Oak Hill Financial, Inc.
                                   January 19, 2001 Press Release
                            SELECTED CONSOLIDATED FINANCIAL INFORMATION
                               (in thousands, except per share data)

                                                                FOR THE                                 AT OR FOR THE
                                                   THREE MONTHS ENDED DECEMBER 31, 2000       TWELVE MONTHS ENDED DECEMBER 31, 2000
                                                              (unaudited)                                (unaudited)
SUPPLEMENTAL DETAIL (CONTINUED)

INCOME STATEMENT (CONTINUED)

Employee compensation and benefits expense                         2,335                                      8,880
Occupancy and equipment expense                                      502                                      1,909
Foreclosed property expense                                          -                                          -
Amortization of intangibles                                            9                                         34
Other noninterest expense                                          1,456                                      4,810
Total noninterest expense                                          4,302                                     15,633
Net income before taxes                                            1,827                                      9,490
Tax provision                                                        610                                      3,172
Net income before extraordinary items                              1,217                                      6,318
Extraordinary and after-tax items                                    -                                          -
Net income                                                         1,217                                      6,318

CHARGEOFFS

Loan chargeoffs                                                      444                                      1,415
Recoveries on loans                                                   61                                        215
Net loan chargeoffs                                                  383                                      1,200

AVERAGE BALANCE SHEET

Average loans and leases                                         597,031                                    557,037
Average other earning assets                                      64,644                                     63,499
Average total earning assets                                     661,675                                    620,536
Average total assets                                             682,408                                    641,528
Average total time deposits                                      363,676                                    335,678
Average other interest-bearing deposits                          144,308                                    137,471
Average total interest-bearing deposits                          507,984                                    473,149
Average borrowings                                                75,554                                     72,029
Average interest-bearing liabilities                             583,538                                    545,178
Average preferred equity                                             -                                          -
Average common equity                                             49,385                                     48,823

                                      Oak Hill Financial, Inc.
                                   January 19, 2001 Press Release
                            SELECTED CONSOLIDATED FINANCIAL INFORMATION
                               (in thousands, except per share data)

                                                                FOR THE                                 AT OR FOR THE
                                                   THREE MONTHS ENDED DECEMBER 31, 2000       TWELVE MONTHS ENDED DECEMBER 31, 2000
                                                              (unaudited)                                (unaudited)
SUPPLEMENTAL DETAIL (CONTINUED)

ASSET QUALITY AND OTHER DATA

Nonaccrual loans                                                                                               2,351
Renegotiated loans                                                                                                 -
Other real estate owned                                                                                          232
Total nonperforming assets                                                                                     2,583
Loans 90+ days past due and still accruing                                                                       518
NPAs plus loans over 90 days delinquent                                                                        3,101

ADDITIONAL DATA

1-4 Family mortgage loans serviced for others                                                                113,546
Proprietary mutual fund balances                                                                                   -
Held to maturity securities (fair value)                                                                       4,598
EOP employees (FTE)                                                                                              267
Total number of full-service banking offices                                                                      23
Total number of bank and thrift subsidiaries                                                                       2
Total number of ATMs                                                                                              23

LOANS RECEIVABLE

Real estate                                                                                                  263,116
Commercial real estate                                                                                       174,032
Commercial and other                                                                                          77,697
Consumer                                                                                                      91,155
Credit cards                                                                                                   1,605
                                                                                                             -------
     Loans - gross                                                                                           607,605
Unearned interest                                                                                             (2,286)
                                                                                                             -------
     Loans - net of unearned interest                                                                        605,319
Reserve for loan losses                                                                                       (7,197)
                                                                                                             -------
     Loans - net(1)                                                                                          598,122
                                                                                                             =======


(1) Does not include mortgage servicing assets.

                                      Oak Hill Financial, Inc.
                                   January 19, 2001 Press Release
                            SELECTED CONSOLIDATED FINANCIAL INFORMATION
                               (in thousands, except per share data)

                                                                FOR THE                                 AT OR FOR THE
                                                   THREE MONTHS ENDED DECEMBER 31, 2000       TWELVE MONTHS ENDED DECEMBER 31, 2000
                                                              (unaudited)                                (unaudited)
SUPPLEMENTAL DETAIL (CONTINUED)

DEPOSITS

Non-interest bearing                                                                                         45,792
Core interest bearing                                                                                       408,110
Non-core interest bearing                                                                                   108,715
                                                                                                            =======
     Total deposits                                                                                         562,617
                                                                                                            =======


Yield/average earning assets                                        8.96%                                      8.80%
Cost/average earning assets                                         5.09%                                      4.76%

     Net interest margin                                            3.87%                                      4.76%
